UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2014

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202-206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On January 9, 2014, Senesco Technologies, Inc. issued a press release announcing the administration of SNS01-T to the first patient in cohort 4 of its Phase 1b/2a study in multiple myeloma and non-Hodgkins B-cell lymphoma.

The study is an open-label, multiple-dose, dose-escalation study to evaluate the safety and tolerability of SNS01-T when administered by intravenous infusion to approximately 15 relapsed or refractory multiple myeloma and B-cell lymphoma patients. While the primary objective is to evaluate safety and tolerability, the effect of SNS01-T on tumor response and time to relapse or progression is assessed using multiple well-established metrics including measurement of monoclonal protein in multiple myeloma and CT imaging in B-cell lymphomas.

In the study, patients are dosed twice-weekly by intravenous infusion for six weeks followed by an observation period. The first three cohorts of patients received 0.0125, 0.05 and 0.2 mg/kg per dose, respectively. The dose level for cohort 4 is 0.375 mg/kg, which is 30 fold higher than the starting dose in cohort 1. It is expected that the study will enroll six to nine patients to complete cohort 4.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated January 9, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: January 9, 2014	By:	/s/ Leslie J. Browne, Ph.D.
	Name: Title:	Leslie J. Browne, Ph.D. President and Chief Executive Officer